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                                                                   EXHIBIT 10.42

                      FIRST AMENDMENT TO LICENSE AGREEMENT
                          AND GRANT OF DISTRIBUTORSHIP

The present agreement (the "Agreement") is made by and between SRA Srl, a company established and organized under the laws of the Italian Republic, having its legal address in Italy, 50010 Badia a Settimo (FI), Via delle Fonti 8/E, registered nr. 00423470483, represented by its legal representative Mr. Ettore Lonati (hereinafter "SRA")

Lonati SpA (successor to Lonati Srl), a corporation established and organized under the laws of the Italian Republic, having its legal address in Italy, 25123 Brescia, Via San Polo 11, fiscal code nr. 01469680175 and registered nr. 02096730961, represented by its legal representative Mr. Ettore Lonati (hereinafter "Lonati")

                                                       parties of the first part

                                       and

Todd Motion Controls Inc., a corporation established and organized under the laws of the State of North Carolina, having its legal address and principal office at 701 Griffith Road, Charlotte 28217 North Carolina, U.S.A., represented by its legal representative and executive officer Mr. Robert S. Speizman (hereinafter "TMC")

                                                        party of the second part

                             Preliminary Statements:

A. On October 4, 2000, SRA and TMC entered a certain License Agreement (hereinafter the "Original Agreement"), in order to grant SRA a license to certain patents and patent applications for manufacturing and selling worldwide sock boarding or packaging apparatus;

B. On June 28, 2001, with TMC's consent, SRA and Lonati executed an Assignment of Interest in License Agreement By Licensee, whereby SRA assigned to Lonati all of its interests in the above mentioned Original Agreement;

C. The Parties wish to enter this Agreement for the purpose of amending and supplementing the Original Agreement as set forth herein.

Now therefore, in consideration of the premises and the mutual promises and covenants set forth herein, the Parties hereby agree as follows

                                   Agreement:

1.  Premises

The above stated premises are an integral part of this Agreement.

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2.  License fees

Paragraph 4. of the Original Agreement entitled "License fees and other considerations" is hereby amended by deleting Paragraph 4. in its entirety, by eliminating any license fee payable to TMC, commencing on January 1, 2002.

3.  Default and termination

The occurrence of any of the following events shall constitute a default by TMC under the Original Agreement as amended by this Agreement and shall constitute a default under this Agreement (each an "Event of Default"):

(a) TMC shall default in the performance or observance of any term, covenant, condition or agreement contained in the Original Agreement, as amended by this Agreement, or of this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof has been given to TMC by Lonati and/or SRA.

(b) TMC shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to consent in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

(c) A case or other proceeding shall be commenced against TMC in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for TMC or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(d) Speizman Industries, Inc. ("Speizman"), which owns all of the outstanding stock of TMC, shall default in the payment or performance of its existing credit facility with SouthTrust Bank, N.A. (apart from the continuation during any agreed-upon forbearance period of any existing default which is the subject of a binding forbearance agreement by SouthTrust Bank, N.A.).

(e) Speizman or any of its subsidiaries, including TMC, shall default in the payment of any indebtedness for borrowed money, the aggregate outstanding amount of which

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indebtedness is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such indebtedness was created.

(f) Speizman shall fail to obtain refinancing of the existing credit facility from SouthTrust Bank, N.A. or other banks upon maturity of such facility (by acceleration upon default or otherwise) in the principal amount of at least USD 12,000,000.00 (Twelve Million and 00/100 US Dollar) and for a term extending beyond July 31, 2003.

Immediately upon the occurrence of any Event of Default under this Agreement (i) the obligations, agreements, and commitments of Lonati and/or SRA set forth in this Agreement shall immediately and automatically terminate and be of no further force or effect without further notice to or consent of TMC, (ii) Lonati and/or SRA shall have the right to terminate the Original Agreement, as amended hereby by written notice to TMC, and all of TMC's rights and agency thereunder,
(iii) Lonati and/or SRA shall have the right to terminate this Agreement upon written notice to TMC, and all of TMC's rights and agencies hereunder, (iv) Lonati and/or SRA shall have the right to exercise and enforce any and all rights and remedies available to Lonati and SRA under this Agreement, under any and all documents executed and delivered in connection with this Agreement, under the Original Agreement and under applicable laws. All rights and remedies available to Lonati and SRA under this Agreement, under any and all documents executed and delivered in connection therewith, and under applicable laws, may be asserted, enforced and exercised concurrently, cumulatively, or successively from time to time.

4.  Exclusive distributorship

4.1 Subject to earlier termination as provided herein, the Parties agree that TMC will be the exclusive distributor of SRA Robosox and of all packaging equipment (the "Products") made by SRA (or by another company, to the extent that any other company in the Lonati Group manufactures such products) for a term beginning on the date of this Agreement and continuing until, but not beyond, July 3, 2004, within the territories of U.S.A. and Canada (the "Territory").

4.2 TMC shall purchase SRA's Product according to the terms and conditions set forth in this Section 4 of this Agreement and upon such additional sales terms and conditions as may be agreed upon by both parties from time to time in writing and, according to the price list for SRA's Products in force at the time any purchase order is accepted by SRA. Prices shall be subject to change by SRA at any time and without notice. SRA shall have the right to accept or reject any purchase order, or part thereof, at its discretion.

4.3 TMC shall pay all future spare parts orders by irrevocable and confirmed Letter of Credit net ninety (90) days from the date of the invoice.

4.4 TMC shall pay for new machine orders and other Products (other than spare parts) on the following terms: ten percent (10%) down-payment at the order confirmation and ninety percent (90%) against ninety (90) days irrevocable and confirmed Letter of Credit.

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4.5  The ten percent (10%) down-payment shall be paid by wire transfer or other immediate funds with each purchase order and prior to shipment. The effectiveness of each purchase order is conditioned upon the correct and full payment and performance of the aforementioned ten percent (10%) down-payment.

4.6 Each irrevocable Letter of Credit shall be issued at least 7 days prior to the shipment date and shall be payable at 90 (ninety) days from the invoice issued by SRA for the Products. With respect to purchases after the date of this Agreement, TMC shall pay for Products in United States Dollars and all letters of credit issued with respect to such purchases shall be payable in United States Dollars. All letters of credit must be irrevocable when issued and must be issued and confirmed by a bank satisfactory to SRA. Other terms of the Letters of Credit must be satisfactory to SRA.

4.7 The terms of payment set forth in this Section 4 shall apply to all purchases by TMC of Products, including spare parts and new machines, made after the date of this Agreement.

4.8 All transactions relating to this Agreement and Original Agreement will be in U.S. Dollars.

4.9 No order for any Products shall be binding for SRA unless and until it has been expressly accepted by SRA by issuing and forwarding to TMC the relevant pro-forma invoice.

4.10 TMC shall bear any cost and expense suffered in connection with and as a consequence of the fulfillment of any and all its obligations hereunder. Accordingly, TMC shall be responsible for all taxes and charges of any nature which may be imposed or assessed in the Territory with respect to the Products, including but not limited to income, franchise, profits and gross receipts taxes, turnover, and added-value taxes, duties, custom charges, import licenses and transportation taxes. Moreover, TMC shall duly comply with any law and statutory regulations existing in the Territory and concerning the importation of the Products and the sale of the Products in the Territory.

4.11 TMC shall commit itself to use diligent and reasonable efforts to promote the Products in the aforementioned Territory by continuously endeavoring to adequately increase the sales of SRA's Product in the Territory.

4.12 TMC shall provide customers in the Territory with efficient and competent technical assistance, during the period of installation and testing of the Product, as well as during the whole period the Product is running, shall deal promptly and property with any customer complaints and shall supply, without charge, all necessary instructions on use and maintenance of the Products. In the event of particular difficulties, TMC shall have the right to request assistance from SRA's technicians, provided that SRA shall be reimbursed for the costs and expenses of such technicians in performing work at the request of TMC including reasonable salaries, living and travel expenses for such TMC technicians.

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4.13 TMC shall treat as confidential any and all information received from SRA in connection with the execution and performance of this Agreement, including, without limitation, customer lists, marketing plans, product designs and developments, and technical know-how. TMC shall not use or disclose any such information to any third party without the prior written consent of SRA and shall cause Speizman and its subsidiaries to maintain the confidentiality of such information, unless and only to the extent that such information is or becomes generally known to the public through no fault of TMC. The confidentiality obligation stated herein shall survive the termination or expiration of the Agreement. TMC shall also maintain completely confidential and private any commercial and economic new or confidential information that it becomes aware of during the performance of this Agreement. Furthermore, TMC shall not disclose such confidential information for one (1) year after the termination of this Agreement.

4.14 TMC shall market the Products under SRA's registered trademark (the "Trademark"). For this purpose SRA grants TMC with the non-exclusive right and license to use the Trademark in connection with the marketing and servicing of the Product in the Territory during the term of this Agreement and in accordance with the terms of this Agreement solely for the purpose of marketing, advertising and selling the Products. TMC shall afford SRA reasonable opportunities during the term hereof to inspect and monitor the activities of TMC in order to ensure TMC's use of such trademarks is in accordance with SRA's standards, specifications and instructions.

4.15 TMC acknowledges and agrees that nothing in this Agreement shall be construed or interpreted as conferring upon TMC any right or interest in the Trademark, that is, and shall remain the exclusive property of SRA. In this regard, TMC warrants that it neither has nor will acquire or represent that it has any right in or to the Trademark nor its registration.

4.16 SRA warrants that the Products supplied hereunder will confirm to the description herein stated or stated in any written description or specification supplied by SRA at the time of the purchase order, that it will convey good title thereto, free of all liens of any kind. This is SRA's sole warranty with respect to the goods. SRA makes no other warranty of any kind whatsoever, expressed or implied. TMC is not authorized to make or give additional warranties, express or implied, on behalf of SRA.

SRA makes no warranties of merchantability or fitness for any particular purpose, or any other warranty, express or implied, except as expressly provided herein. SRA shall in no event be liable, whether in contract, tort, or on any other basis, for consequential, incidental, indirect or punitive damages, or loss of profits of any kind sustained by TMC, or by any person dealing with TMC, in connection with the products. SRA's liability for any claim of any kind (including, without limitation, claims based upon any express warranty contained herein and claims based upon any warranty implied by law), shall be limited, at SRA's option, to repair or replacement of the products or the return to TMC of the price paid, and TMC expressly waives any right it might have to any other measure of damages, statutory or otherwise.

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4.17 All deliveries of Products are F.O.B. Scandicci-Firenze, Italy. After
delivery to carrier F.O.B. Brescia, Italy, the Products shall be in all respects at the risk of TMC and any claim for damage or shortage shall be made by TMC against the carrier.

4.18 At any time during the term of this Agreement, SRA shall have the right to make changes in type, model and specification to any Product as well as to the Territory extension in such a manner as it may deem necessary or advisable.

4.19 Upon the expiration of the term of such exclusive distributorship granted to TMC on July 3/rd/, 2004, or upon the earlier termination of this Agreement or of the Original Agreement as amended hereby, the agency granted to TMC with respect to distribution of such Products shall cease and terminate.

5.   Governing law and Exclusive Forum for disputes

5.1 This Agreement shall be governed and construed in all respects in accordance with the Laws of the Republic of Italy. The parties expressly exclude the applicability of the United Nations Convention on Contracts for the International Sale of Goods and any other international conventions or treaties regarding the international sale of goods. Any reference to local uses or customs is merely indicative.

5.2 Subject to the provisions of Section 5.3 of this Agreement, each of the Parties hereby irrevocably consents to the personal jurisdiction of the courts of Brescia, Italy, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement or the Original Agreement, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. TMC hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by SRA or Lonati in connection with this Agreement or the Original Agreement, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

5.3 Notwithstanding the provisions of Section 5.2 with respect to jurisdiction in the courts of Brescia, Italy, SRA and Lonati shall each have the right to waive the provisions of Section 5.2 and to bring any action or proceeding against TMC or its properties in the courts of any other jurisdictions, including without limitation the State and federal courts located in the State of North Carolina, U.S.A.

6.   Amendment

In the event of any conflict between the terms of the Original Agreement and the terms of this Agreement, the terms of this Agreement shall be controlling and the Original Agreement shall be deemed amended to the extent required to conform to the provisions of this Agreement, including amendments due to Sections 2, 3, 4 and 5 above. Except as amended hereby, the Original Agreement shall remain in force and effect.

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7.   Final clause

7.1 Should any provisions of this Agreement be or become invalid, illegal or unenforceable under applicable law, the other provisions of this Agreement shall not be affected, and, to the extent permissible under applicable law, the Parties shall use their best efforts to modify said invalid, illegal, or unenforceable provisions so as to comply with such laws.

7.2 Except as modified by this Agreement, the Original Agreement with its subsequent amendments shall remain in full force and effect and is hereby ratified and confirmed.


SRA Srl                             Todd Motion Controls Inc.


By: /s/ Ettore Lonati               By: /s/ Robert S. Speizman
    ------------------------            ------------------------------
Name:  Ettore Lonati                Name:  Robert S. Speizman
Title: President                    Title: President

Lonati SpA


By: /s/ Ettore Lonati
    -------------------------
Name:  Ettore Lonati
Title: President

Brescia, (date)                     Charlotte, (date)


                               Specific Acceptance

TMC declare to accept specifically, pursuant to articles 1341 and 1342 of the Italian Civil Code, the following clauses as described above: 3. default and termination; 4. exclusive distributorship; 5. governing law and exclusive forum for disputes; 6 amendment.


                                    Todd Motion Controls Inc.


                                    By: /s/ Robert S. Speizman
                                        ------------------------------
                                    Name:  Robert S. Speizman
                                    Title: President

                                                                Charlotte (date)
                                                                   July 16, 2002

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